TENDER AND OPTION AGREEMENT


         This TENDER AND OPTION AGREEMENT (the "Agreement") is entered into as of the 26th day of June, 2001 by and among Tropical Sportswear Int'l Corporation, a Florida corporation ("Buyer"), HB Acquisition Corp., a Georgia corporation ("Sub"), and the individual who is the signatory to this Agreement (the "Shareholder").

                               W I T N E S S E T H

         WHEREAS, concurrently herewith, Buyer and Sub are entering into an Agreement and Plan of Merger (the "Merger Agreement") with Duck Head Apparel Company, Inc., a Georgia corporation ("Target"), pursuant to which Buyer will acquire Target, on the terms and subject to the conditions set forth in the Merger Agreement, by means of a tender offer by Sub (the "Offer") for all outstanding shares of common stock, $0.01 par value, of Target (the "Target Common Stock"), at $4.75 per share, net to the seller in cash, without interest, followed by a merger (the "Merger") of Sub with and into Target; and

         WHEREAS, as of the date hereof, the Shareholder beneficially owns directly or indirectly shares of Target Common Stock (which stock and associated rights are referred to as the "Existing Shares" and, together with any After-Acquired Shares (as defined below), the "Shares"), which Existing Shares constitute approximately ____% of the issued and outstanding shares of Target Common Stock; and

         WHEREAS, as an inducement to Buyer to acquire Target, and as a condition to Buyer's willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby, Buyer has required that the Shareholder agrees, and the Shareholder has agreed (i) to grant Buyer an irrevocable option (the "Option") to buy the Shares at $4.75 per share, net to the seller in cash, without interest (the "Option Price"); and (ii) to tender and, in the event any or all of such Option is not theretofore exercised, sell the Shares in the Offer and vote his Shares in favor of the Merger, in each case upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the execution and delivery by Buyer and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                     ARTICLE 1 AGREEMENT TO TENDER; OPTION

1.1      TENDER OF SHARES.

         Shareholder hereby agrees (a) to validly tender (or cause the record owner of any Shares to tender) all Shares beneficially owned by such Shareholder pursuant to the Offer, not later than the fifth (5th) business day after commencement of the Offer or, with respect to After-Acquired Shares, within one
(1) business day following the acquisition thereof, (b) not to withdraw any Shares so tendered without the prior written consent of Buyer except as otherwise provided in clause (c) of this Section 1.1, and (c) to withdraw all Shares tendered in the Offer immediately upon receipt of notice from Buyer that it is exercising the Option in order that it may acquire such Shares in accordance with Section 1.2(a) hereof. Shareholder hereby acknowledges and agrees that Buyer's obligation to accept for payment and pay for the Shares in the Offer is subject to the terms and conditions of the Offer.

1.2      OPTION.

(a) In order to induce Buyer to enter into the Merger Agreement, and subject to the terms and conditions of this Agreement, the Shareholder hereby irrevocably grants to Buyer the Option, exercisable in whole but not in part from and after the date hereof, to purchase Shares at the Option Price. If (i) the Offer is terminated, abandoned or withdrawn by Buyer (whether due to the failure of any of the conditions thereto or otherwise) or (ii) the Merger Agreement is terminated pursuant to Section 11.1(b), 11.1(c), 11.1(d), 11.1(g), 11.1(h) or 11.1(i) therein (and in the case of Sections 11.1(b) or (c), such termination is by Buyer), the Option shall continue to be exercisable, in whole but not in part, for a period of ninety (90) days after the date of the occurrence of such event, so long as (x) all waiting periods under Law required for the purchase of the Shares pursuant to the Option upon such exercise shall have expired or been terminated and (y) no court or governmental or Regulatory Authority (or legislative body or commission) shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal the exercise of the Option pursuant to this Agreement. In the event the Merger Agreement is terminated other than pursuant to Section 11.1(b), 11.1(c), 11.1(d), 11.1(g), 11.1(h) or 11.1(i) therein (and in the case of Sections 11.1(b) or (c), such termination is by Buyer), the Option shall terminate upon such termination of the Merger Agreement.

(b) In the event Buyer wishes to exercise the Option, Buyer shall deliver written notice thereof to the Shareholder, specifying the date, time and place (in Atlanta, Georgia) for the closing of such purchase. A closing of the purchase of Shares pursuant to the Option (a "Closing") shall take place on the date, at the time and at the place specified in such notice; provided, that if at such date any of the conditions specified in Section 1.2(a)(x) or (y) hereof shall not have been satisfied or waived, Buyer may postpone such Closing until a date within two (2) business days after such conditions are satisfied or waived. At the Closing, the Shareholder will deliver to Buyer (in accordance with Buyer's reasonable instructions) the certificates representing the Shares being purchased pursuant to Section 1.2, duly endorsed or accompanied by stock powers duly executed in blank. At such Closing, Buyer shall either (i) wire transfer to the account designated by Shareholder or (ii) deliver to Shareholder a certified or bank cashier's check payable to or upon the order of Shareholder, in each case in an amount equal to the number of Shares being purchased from Shareholder at such Closing multiplied by the Option Price, in immediately available funds.

1.3 ASSIGNMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS; ADJUSTMENT OF OPTION PRICE.

         Shareholder hereby assigns to Buyer any and all dividends and other distributions that may be declared, set aside or paid by Target with respect to Shareholder's Shares during the term of this Agreement; alternatively, and at Buyer's option, the Option Price for Options relating to Shares for which any dividends have been declared, set aside or paid by Target may be adjusted downward by the value of any such dividends declared, set aside or paid by Target; provided in any such case that the record date for any such dividend or other distribution is at a time when Shareholder owns the Shares.

1.4  TITLE.

         Shareholder agrees that, in connection with the transfer of Shareholder's Shares to Buyer in the Offer or to Buyer pursuant to the Option, Shareholder shall transfer to and unconditionally vest in the Buyer good and valid title to the Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever, except those arising hereunder.

1.5  NO PURCHASE.

         Buyer may allow the Offer to expire without accepting for payment or paying for any Shares, as set forth in the Merger Agreement, and Buyer may allow the Option to terminate without purchasing all or any Shares pursuant to the exercise thereof. If any Shares are not accepted for payment in accordance with the terms of the Offer or purchased pursuant to the Option, they shall be returned to the Shareholder, whereupon they shall continue to be held by Shareholder subject to the terms and conditions of this Agreement.

1.6  EFFECTIVENESS OF CERTAIN PROVISIONS

         Notwithstanding any other provision of this Agreement, Buyer may not exercise any of its rights under Section 1.1(c) or Section 1.2, or under Section
3.4 to require Shareholder to exercise, exchange or convert any Rights, until the earlier of (a) the thirty-first (31st) day after the date of this Agreement or (b) the date Target receives from Buyer an irrevocable waiver by Buyer of Buyer's rights under Section 11.1(f) of the Merger Agreement.



            ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder hereby represents and warrants to Buyer:

2.1      BENEFICIAL OWNER.

         The Shareholder is the beneficial owner of the number of shares of Target Common Stock set forth below the Shareholder's name on the signature page hereof. Except for the Shareholder's Shares and any other shares of Target Common Stock subject hereto, the Shareholder is not the record or beneficial owner of any shares of Target Common Stock. The Shareholder has the legal capacity and authority to enter into and perform all of the Shareholder's obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

2.2      NO BREACH BY AGREEMENT.

         Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject. If the Shareholder is married and the Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Shareholder of the transactions contemplated hereby will not (i) violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares or (ii) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound.

2.3      NO LIENS.

         The Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

2.4      NO BROKERS.

         No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

2.5      ACKNOWLEDGMENT.

         The Shareholder understands and acknowledges that Buyer is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 3.3 is granted in consideration for the execution and delivery of the Merger Agreement by Buyer and Sub.

         ARTICLE 3 SHAREHOLDER COVENANTS AND AGREEMENT; GRANT OF PROXY

         The Shareholder agrees with, and covenants to, Buyer as follows:

3.1      VOTING AGREEMENTS.

(a) At any meeting of shareholders of Target called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval of shareholders of Target with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the Shareholder shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by Target of the

Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of cash or otherwise to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder.

(b) At any meeting of shareholders of Target or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder's Shares against (i) any Acquisition Proposal (other than the Merger), (ii) any consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Target (other than the Merger), (iii) any amendment of Target's Articles of Incorporation or Bylaws or other proposal or transaction involving Target or any of its Subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (ii) or (iii) above, a "Competing Transaction"), (iv) any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Target under the Merger Agreement or this Agreement; and (v) except as otherwise agreed to in writing in advance by Buyer, any of the following actions or agreements (other than the Merger Agreement or the transactions contemplated thereby): (A) any action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or attempt to discourage or adversely affect the Merger, the Offer and the transactions contemplated by this Agreement and the Merger Agreement; (B) a reorganization, recapitalization, dissolution or liquidation of Target or its Subsidiaries; (C) any change in the management or Board of Directors of Target, except as contemplated by the Merger Agreement; (D) any change in the present capitalization or dividend policy of Target; or (E) any other material change in Target's corporate structure or business. Notwithstanding anything to the contrary contained in this Agreement, each Shareholder who is also a member of the Board of Directors of Target shall be free to act in such Shareholder's capacity as a member of the Board of Directors of Target and to discharge such Shareholder's fiduciary duty as such. The provisions of this Section 3.1 shall constitute a voting agreement under
Section 14-2-731 of the Georgia Business Corporation Code.

3.2      CERTAIN COVENANTS.

(a) Transfer. The Shareholder shall not, except pursuant to this Agreement, (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shareholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Shareholder may transfer (as defined above) any of the Shareholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Shareholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

(b) Exchange of Shares; Waiver of Rights of Appraisal. If the requisite number of holders of Target Common Stock approve the Merger and the Merger Agreement, the Shareholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Shareholder hereby waives any rights of appraisal with respect to the Merger, or rights to dissent from the Merger, that such Shareholder may have.

(c) Other Offers. The Shareholder shall not, nor shall Shareholder permit any investment banker, attorney or other adviser or representative of the
Shareholder to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of, any Acquisition Proposal or
(ii) participate in any discussions or negotiations regarding, or furnish to any Person or "Group" (as such term is defined in Section 13(d) under the Exchange
Act) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, attorney or other adviser or representative of the Shareholder, whether or not such person is purporting to act on behalf of the Shareholder or otherwise (except where such person is acting on behalf of the Board of Directors of Target in connection with any activity of such Board permitted by the Merger Agreement), shall be deemed to be in violation of this Section 3.2(c) by the Shareholder. "Acquisition Proposal" does not include the Merger and the other transactions contemplated by the Merger Agreement or any transfer expressly permitted by the proviso to Section 3.2(a).

(d) Confidentiality. The Shareholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each Shareholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than counsel and advisors, if any and except where such person is acting on behalf of the Board of Directors of Target in connection with any activity of such Board permitted by the Merger Agreement) without the prior written consent of Buyer, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such Shareholder's counsel advises are necessary in order to fulfill such Shareholder's obligations imposed by laws, in which event such Shareholder shall give notice of such disclosure to Buyer as promptly as practicable so as to enable Buyer to seek a protective order from a court of competent jurisdiction with respect thereto.

(e) No  Inconsistent  Agreements.  The  Shareholder  shall  not  enter  into any
agreement  or  understanding  with any  Person   the  effect  of which  would be
inconsistent or violative of the provisions of this Agreement.

3.3      GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

(a) The Shareholder hereby irrevocably grants to, and appoints, Buyer and William Compton, Chairman and Chief Executive Officer of Buyer, and Michael Kagan, Executive Vice President and Chief Financial Officer of Buyer, in their respective capacities as officers of Buyer, and any individual who shall hereafter succeed to any such office of Buyer, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shareholder's Shares, or grant a consent or approval in respect of such Shares,

(i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of cash or otherwise to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder, and (ii) against any Competing Transaction.

(b) The Shareholder represents that any proxies heretofore given in respect of the Shareholder's Shares that may still be in effect are not irrevocable, and that any such proxies are hereby revoked.

(c) The Shareholder  hereby affirms that the irrevocable proxy set forth in this
Section 3.3 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 14-2-722 of the Georgia Business Corporation Code.

3.4      AGREEMENT AS TO CERTAIN EVENTS.

         The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Target affecting the Target Common Stock, or the acquisition of additional shares of Target Common Stock or other voting securities of Target by any Shareholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Target Common Stock or other voting securities of Target issued to or acquired by the Shareholder. The Shareholder agrees, subject to the following provisions of this
Section 3.4, at the request of Buyer, to exercise, exchange or convert such Shareholder's options, if any, to acquire additional shares of Target Common Stock ("Rights") into Shares of Target Common Stock, so as to constitute After-Acquired Shares under this Agreement. In order to facilitate the exercise at the request of Buyer of any such Right, Buyer shall loan to any requesting Shareholder funds sufficient to allow such Shareholder to exercise the Right. Such loan shall not be interest bearing, shall be due and payable upon the earlier of acquisition by Buyer of the After-Acquired Shares, consummation of the Merger or termination of this Agreement and, at Buyer's option, shall be secured by a pledge of the shares of Target Common Stock acquired upon exercise of such Right. Each Shareholder hereby agrees to promptly notify Buyer in writing of the number of After-Acquired Shares that may be acquired by such Shareholder, if any, after the date hereof. "After-Acquired Shares" shall mean any shares of Target Common Stock acquired directly or indirectly, or otherwise beneficially owned, by any of the Shareholders in any capacity after the date hereof and prior to the termination hereof, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of a purchase, dividend, distribution, gift, bequest, inheritance or as a successor in interest in any capacity (including a fiduciary capacity) or otherwise; and (ii) the phrases "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing (without duplicative counting of the same securities by the same holder, securities beneficially owned by a person shall include securities beneficially owned by all other persons with whom such Person would constitute a "group" within the meaning of Rule 13d-5 of the Exchange Act).

3.5      STOP TRANSFER; LEGENDS.

         Target agrees with, and covenants to, Buyer that Target shall not register the transfer of any certificate representing any of the Shareholder's Shares, unless such transfer is made to Buyer or Sub or otherwise in compliance with this Agreement. The Shareholder agrees that the Shareholder will tender to Target, within five (5) business days after the date thereof, any and all certificates representing such Shareholder's Shares and Target will inscribe upon such certificates the following legend: "The shares of Common Stock, $0.01 par value, of Duck Head Apparel Company, Inc. represented by this certificate are subject to a Tender and Option Agreement dated as of June 26, 2001, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of Duck Head Apparel Company, Inc."

3.6      FURTHER ASSURANCES; PUBLIC DISCLOSURE.

         The Shareholder shall, upon request of Buyer, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Buyer to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Shareholder's Shares as contemplated by Section 3.3 in Buyer and the other irrevocable proxies described therein at the expense of Buyer. The Shareholder hereby agrees that Buyer may publish and disclose in (i) the Offer Documents and (ii) if approval of Target's Shareholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), such Shareholder's identity and ownership of Target Common Stock and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement.

                  ARTICLE 4 REGULATORY APPROVALS; TERMINATION

4.1      REGULATORY APPROVALS.

         Each of the provisions of this Agreement is subject to compliance  with
applicable   regulatory  conditions  and  receipt  of  any  required  regulatory approvals.

4.2      TERMINATION.

         This Agreement, and all rights and obligations of the parties hereunder; shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms; provided that if an "Extension Event" shall have occurred as of or prior to termination of the Merger Agreement, then, for a period of two hundred and seventy (270) days following such termination, (i) the rights and obligations of the parties hereto under Sections 3.1(b), 3.2(c), 3.3(a)(ii) and 3.4 hereof shall continue in full force and effect and (ii) the Shareholder shall not voluntarily transfer any or all of the Shareholder's

Shares in connection with any Competing Transaction or takeover proposal. For purposes of the foregoing, an "Extension Event" shall mean any of the following events: (A) the shareholders meeting to approve the Merger Agreement shall not have been held or the approval of the Merger at such meeting by the holders of a majority of the outstanding shares of Target Common Stock shall not have been obtained, or (B) any person (other than Buyer or any Subsidiary of Buyer) after the date of this Agreement shall have made or re-affirmed, or publicly disclosed an intention to make or re-affirm, a takeover proposal or proposal for a Competing Transaction.

                            ARTICLE 5 MISCELLANEOUS

5.1      DEFINITIONS.

         Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

5.2      NOTICES.

         All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Buyer, to the address provided in the Merger Agreement; and (ii) if to the Shareholder, to such Shareholder's address shown on the last page hereof.

5.3      INTERPRETATION.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section in this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.4      COUNTERPART.

         This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

5.5      ENTIRE AGREEMENT.

         This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

5.6      GOVERNING LAW.

         Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Georgia. The parties all expressly agree and acknowledge that the State of Georgia has a reasonable relationship to the parties and/or this Agreement. As to any dispute, claim or litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia or the Middle District of Florida to the extent jurisdiction is so available. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in either such court, (b) any claim that any suit, action or proceeding brought in either such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

5.7      NO ASSIGNMENT.

         Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3.2(a) and provided that Buyer, without obtaining the consent of any other party hereto, be entitled to assign this Agreement or all or any of its rights or obligations hereunder
(i) to any one or more affiliates of Buyer and (ii) to any lender to Buyer or Sub as collateral security but no assignment by Buyer under this Section 5.7 shall relieve Buyer of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void.

5.8      SPECIFIC PERFORMANCE.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

5.9      SEVERABILITY.

         If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

5.10     AMENDMENTS.

         No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Tender and Option Agreement as of the day and year first above written.

                      TROPICAL SPORTSWEAR INT'L CORPORATION


                      ------------------------------------
                      By:  ________________________________
                      Its:  ________________________________


                      HB ACQUISITION CORPORATION


                      ------------------------------------
                      By:  ________________________________
                      Its:  ________________________________


                      DUCK HEAD APPAREL COMPANY, INC.


                      ------------------------------------
                      By:
                      Its:



                                  SHAREHOLDER:



                       -------------------------------------
                       Name:
                       Address:

                       Number of Shares
                       Beneficially Owned: